                                                                   EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                            Three Months Ended  Nine Months Ended
                                               September 30,      September 30,
                                            ------------------ ------------------
                                              2005      2004     2005      2004
                                            --------  -------- --------  --------
EARNINGS
--------
Income Before Income Taxes                  $    595  $    528 $  1,759  $  1,545
Fixed Charges, Excluding Interest
  on Deposits                                    147        79      385       218
                                            --------  -------- --------  --------

Income Before Income Taxes and Fixed
  Charges, Excluding Interest on Deposits        742       607    2,144     1,763
Interest on Deposits                             248       139      652       384
                                            --------  -------- --------  --------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits   $    990  $    746 $  2,796  $  2,147
                                            ========  ======== ========  ========

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                               $    130  $     62 $    331  $    170
One-Third Net Rental Expense*                     17        17       54        48
                                            --------  -------- --------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                    147        79      385       218
Interest on Deposits                             248       139      652       384
                                            --------  -------- --------  --------
Total Fixed Charges, Including Interest
  on Deposits                               $    395  $    218 $  1,037  $    602
                                            ========  ======== ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                  5.05x     7.68x    5.57x     8.09x
Including Interest on Deposits                  2.51      3.42     2.70      3.57

*The proportion deemed representative of the interest factor.